Exhibit 99.1

KARTOON STUDIOS Q1 2025 REVENUE SOARS 56% OVER PRIOR YEAR - COMPANY ON TRACK FOR PROFIT BY END OF YEAR

Mainframe Animation Unit Achieves Profitability, with Revenue up 138%
Over Prior Year Quarter and 29% Sequentially.

Four Straight Quarters of Growth, Zero Long-Term Debt, Profitable Animation Studio,
Profitable Kids Streaming service, and Valuable IP Projects Set the
Stage for Investor Value Creation

BEVERLY HILLS, CA – May 15, 2025 – Kartoon Studios (NYSE American: TOON) today announced results for the first quarter of 2025, showcasing strong revenue growth, continuing improving margins, and disciplined cost control – all accelerating the Company’s progress toward overall profitability by year-end.

Q1 2025 Financial Highlights:

•	Total Revenue up 56.4% year-over-year
•	Production Services Revenue up 137.9%
•	Operating Loss improved by 51.1% YoY and 11.9% sequentially
•	G&A expenses reduced by 24.9%
•	Mainframe Studios achieved profitability in the quarter fueled by revenue growth

Why Kartoon Studios Is Poised for Investor Growth:

•	56% YoY revenue growth and four consecutive quarters of topline gains
•	Profitable, cash-generating studio: Mainframe Studios, with 90%+ of 2025 budget revenue already under contract
•	Profitable Kids streaming service: Kartoon Channel! U.S. streamer service continues to grow and remains the #1 viewer-ranked kids’ streaming app in the Apple App Store, outperforming Netflix, YouTube Kids, Disney+, and PBS Kids.
•	Zero long-term debt and a streamlined cost structure
•	Upcoming high-potential franchises: A Hundred Acre Woods’ Winnie & Friends’ and Stan Lee’s The Excelsiors coming to market by year end and poised to make significant contributions.
•	Kartoon Channel! Worldwide global distribution is now available to 1.5 billion+ viewer universe across 61+ countries

“We’ve spent the last year optimizing every aspect of our business – lowering costs, deepening partnerships, and expanding distribution,” said Andy Heyward, Chairman & CEO of Kartoon Studios. “With a profitable studio division (Mainframe), scalable digital platform (Kartoon Channel!), and powerful IP on the horizon (Hundred Acre Woods’ Winnie and Friends’’; Stan Lee Universe/The Excelsiors), Kartoon Studios is now positioned to unlock long-term shareholder value.”

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Mainframe Studios: Profit Engine Driving Visibility and Margin Expansion

Mainframe Studios delivered profitability in Q1 2025 and continues to serve as Kartoon Studios’ consistent and strategic revenue driver. Its deep, long-standing partnerships with industry leaders such as Disney, Netflix, Sony Kids, Mattel, Spin Master, and PBS, with major brands, speak to the studio’s unmatched ability to deliver high-quality animation at scale, on time, and on budget.

Mainframe is currently producing content for some of the world’s biggest entertainment franchises – including Barbie, CoComelon, SuperKitties, Unicorn Academy, and Octonauts – each of which commands massive global audiences. With over 90% of its 2025 revenue already under contract and a production backlog extending into 2026, Mainframe offers Kartoon Studios not just financial visibility but operational stability and scalability. This pipeline reduces execution risk, supports gross margin expansion, and positions Kartoon Studios to benefit directly from the enduring success of the world’s most beloved IP.

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KARTOON channel!	4.9
YouTube Kids	4.7
NETFLIX	4.6
Disney+	4.6
PBS KIDS	4.3
CARTOON NETWORK	3.9

TOP RANKED CONTENT DESTINATION

iOS User Ratings in the Apple App Store (May 2025)

Kartoon Channel! Growth Accelerates as Watch Time Doubles

Kartoon Channel! continues its dominance as the #1 kids’ streaming app on the Apple App Store, consistently outperforming YouTube Kids, Netflix, and Disney+ in the family entertainment category. In Q1, FAST (Free Ad-Supported Streaming Television) channel watch time more than doubled year-over-year, reflecting deepening viewer engagement and brand stickiness. The platform’s global reach now spans over 61 countries and more than 1.5 billion potential viewers, thanks to widespread distribution across Samsung TV Plus, LG, Roku, Apple TV, Prime Video, Xumo, Pluto TV, and more.

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Supported by a growing library of premium content—including Peppa Pig, Super Mario Brothers, Kidaverse Roblox Rumble, Minecraft: Journey to the End, and originals like Shaq’s Garage and Rainbow Rangers – Kartoon Channel! combines safety, accessibility, and entertainment value in one of the fastest-growing segments of digital media. As advertisers and content partners look to align with brand-safe environments, the platform is poised to unlock significant growth in both viewership and monetization.

Franchise Building: IP That Moves Markets

With Hundred Acre Woods’ Winnie and Friends in production, Kartoon Studios is building what it believes will be a large global merchandising franchise. The project is Executive Produced by Andy Heyward and Linda Woolverton, the trailblazing screenwriter behind Disney’s Beauty and the Beast, The Lion King, Alice in Wonderland, and Maleficent, whose films have collectively grossed billions of dollars and helped redefine modern fairy tales for global audiences. Her ability to craft emotionally resonant, franchise-driven stories positions Winnie and Friends for long-term cultural and commercial impact.

Joining her is John Rivoli, a top-tier creative branding expert known for his visual work on Harry Potter, Batman, The Lord of the Rings, and SpongeBob SquarePants. Rivoli’s expertise in translating IP into iconic consumer product lines and immersive brand experiences gives Winnie and Friends a direct path into high-impact retail programs and licensing categories.

Together, Woolverton and Rivoli bring a rare combination of storytelling excellence and commercial vision—offering Kartoon Studios a powerful opportunity to transform Winnie and Friends into a globally recognized, multi-platform franchise with deep merchandising potential. Meanwhile, Stan Lee’s The Excelsiors and a new animated Christmas movie are expected to further build brand equity and long-term monetization opportunities across Kartoon Studios’ growing IP portfolio.

Financial Discipline and Strategic Investment

“Q1 is all about momentum building off our successful business recovery in 2024. The Q1 results reflect a leaner, more focused Company,” said Brian Parisi, CFO. “We’ve cut G&A nearly 25%, recorded our 4th consecutive quarter of revenue growth, improved operating losses by over 50%, and maintained a debt-free balance sheet. With increasing revenue predictability and strong engagement across platforms, we believe Kartoon Studios is structurally positioned for profitable growth.”

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Looking Ahead: Profitability in 2025, Long-Term Shareholder Value

With four consecutive quarters of revenue growth, zero long-term debt, and Mainframe Studios now profitable, Kartoon Studios expects to achieve company-wide profitability by the fourth quarter of 2025. The Company is focused on leveraging IP-driven content, and scaling monetization through licensing, theatrical, and digital channels to drive sustainable shareholder value.

For the quarter ended March 31, 2025, Kartoon Studios reported revenue of $9.5 million, current assets of $25.1 million, and stockholders’ equity of $30.1 million, with no long-term debt.

The Company’s full financial results for the quarter ended March 31, 2025 will be available in its Form 10-Q filed with the Securities and Exchange Commission and accessible on Kartoon Studios’ website.

About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global creator, producer, distributor, marketer, and licensor of premium entertainment brands for children and families. The Company’s diverse portfolio includes some of the most recognized properties in kids' media, including original IP like Stan Lee’s Superhero Kindergarten starring Arnold Schwarzenegger, Shaq’s Garage starring Shaquille O’Neal, Rainbow Rangers, and Llama Llama starring Jennifer Garner.

Kartoon Studios owns a controlling interest in Stan Lee Universe, managing the legendary creator’s name, likeness, signature, voice, consumer products licensing, and original post-Marvel IP. Stan Lee is widely regarded as one of the most influential storytellers in modern history, with his characters appearing in four of the top ten highest-grossing films of all time.

Kartoon Studios’ animation powerhouse, Mainframe Studios, has delivered over 1,000 half-hour episodes and more than 60 feature-length projects. The studio’s partners include Disney, Netflix, Mattel, and Sony, with current productions such as Barbie, CoComelon, and Unicorn Academy.

Through its wholly owned Toon Media Networks—including Kartoon Channel!, Ameba, and Frederator Network—Kartoon Studios reaches audiences worldwide across linear, AVOD, SVOD, and FAST platforms. Kartoon Channel! is the #1 kids’ app on the Apple App Store and delivers thousands of hours of family-friendly content, including top-performing series like Peppa Pig Shorts, Mother Goose Club, Talking Tom & Friends, Yu-Gi-Oh!, and educational content through Kartoon Classroom and Spanish language collection KC En Español. Frederator Network operates one of the largest global animation networks on YouTube, featuring over 2,000 exclusive creators with billions of annual views.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and became the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), a leading European kids’ content company.

The Company also includes Beacon Media Group, a full-service kids and family agency offering integrated PR, social media, influencer, creative, and media buying services across entertainment, lifestyle, gaming, and tech verticals.

Recognized for its operational excellence, Kartoon Studios was recently honored by Amazon with the Operational Excellence Award for 100% on-time delivery.

For more information, visit www.kartoonstudios.com

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements and include statements regarding being poised for revenue growth and reaching sustained profitability in 2025 with rebound in animation production pipeline and continuing profit in children’s channel; system; releasing A.A. MILNE’S WINNIE-THE-POOH sneak peek animation trailer featuring two new female characters; development plans for Stan Lee’s The Excelsiors – one of the largest initial superhero ensemble creations by the legendary Stan Lee: launching the project as a graphic novel through Legible Comics, with concurrent development for television and film adaptations, overseen by industry icon and BATMAN Executive Producer, Michael Uslan: the collaboration with LiveOne (LVO: NASDAQ) to produce, publish, and distribute all music for its Winnie-the-Pooh films and series, including original songs, albums, and soundtracks; continuing to build on the positive results achieved in the first half of the year; the Company’s ability to expand its brand globally in 2025 and beyond; the Company’s belief that its initiatives reinforce its commitment to building a dynamic, diversified, children’s entertainment portfolio that resonates with audiences worldwide, positioning the Company for long-term success; the future success of Mainframe Studios; current initiatives guiding Kartoon Studios toward profitability in 2025; operating at a sustainable expense level for the foreseeable future; and being well-positioned to capitalize on future growth opportunities and deliver long-term value for shareholders;. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, the Company’s ability to sustain growth and profitability in 2025; the Company’s ability to expand its brand globally in 2025 and beyond; the ability of the Company to achieve profitability in 2025; the successful release of the Company’s Winnie-the-Pooh films and series; the successful production and release of the Company’s animated Christmas movie set to premiere December 24, 2025; the Company’s ability to obtain additional financing on acceptable terms, if at all; fluctuations in the results of the Company’s operations from period to period; general economic and financial conditions; the Company’s ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; the Company’s reliance on and relationships with third-party production and animation studios; the Company’s ability to market and advertise its products; the Company’s reliance on third-parties to promote its products; the Company’s ability to keep pace with technological advances; the Company’s ability to protect its intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:

ir@kartoonstudios.com

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